HomeStreet Announces Preliminary Results from Annual Meeting
The Company’s Nominees Had Received More than 79% of Votes Cast Prior to Withdrawal of Roaring Blue Lion’s Remaining Candidate
All of the Company’s Proposals Approved By Shareholders
Shareholders Rejected Roaring Blue Lion’s Proposal to Separate the Chairman and CEO Roles
SEATTLE - (June 20, 2019) - The Board of Directors (the “Board”) of HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced that, based on the preliminary vote count at the Company's 2019 Annual Meeting reviewed by its proxy solicitor, all three of the Company’s director nominees, Sandra A. Cavanaugh, Mark K. Mason and Donald R. Voss, have been elected to the Company’s Board of Directors. Roaring Blue Lion withdrew the candidacy of its director candidate Ronald Tanemura immediately prior to the meeting. The Company’s candidates had received proxies for more than 79% of votes cast prior to the withdrawal. The preliminary vote count also indicates that shareholders have rejected Roaring Blue Lion’s non-binding proposal to separate the Chairman and CEO roles.
Mark K. Mason, HomeStreet's Chairman of the Board, President, and Chief Executive Officer, said, “First and foremost, we would like to thank our shareholders for their support at this year’s Annual Meeting. The Board and management team appreciate the trust that has been placed in us. We are also pleased that all three leading proxy advisory firms, Institutional Shareholder Services Inc. (ISS), Glass, Lewis & Co and Egan-Jones Proxy Services, previously recommended that investors support HomeStreet’s director candidates.”
“Over the course of the past year, we believe that we have greatly benefited from our ongoing engagement and dialogue with our shareholders. As we have consistently said, we believe that we have a strong, independent Board that is making significant progress executing against our strategy of transforming HomeStreet into a leading West Coast regional commercial bank. Moving forward, we will be well-positioned to continue delivering on this strategy, which is already producing positive results for our shareholders.”
According to the preliminary voting results, shareholders approved all other proposals put forth by the Company at HomeStreet’s 2019 Annual Meeting, including the approval on an advisory basis of the compensation of HomeStreet’s named executive officers; the ratification on an advisory basis of the appointment of our independent auditors for 2019; the ratification of the Company’s exclusive forum bylaw; the approval of an amendment to the Company’s charter to declassify the Board of Directors; and the approval of an amendment to the charter to eliminate the supermajority shareholder vote requirements to approve major corporate changes.
The Company will file the final voting results, as tabulated by the independent Inspector of Elections, on a Form 8-K with the Securities and Exchange Commission.
Keefe, Bruyette & Woods, Inc., A Stifel Company, is serving as financial advisor to HomeStreet. Sidley Austin LLP is serving as legal advisor to HomeStreet.
About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq: HMST) (the “Company”) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company’s primary business is community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Forward-Looking Statements
This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current beliefs, expectations and intentions regarding future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). These forward-looking statements involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.
Contacts:
Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

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